Exhibit 99-1
LEXINGTON PRECISION CORPORATION
40 East 52nd Street
New York, NY 10022
FOR IMMEDIATE RELEASE
LEXINGTON PRECISION REPORTS SECOND QUARTER RESULTS
NEW YORK, August 14, 2006 — Lexington Precision Corporation reported a net loss of $1,102,000, or 22 cents per diluted common share, for the second quarter ended June 30, 2006, compared to net income of $17,000, or zero cents per diluted common share, for the second quarter of 2005.
The loss from continuing operations was $1,033,000 for the second quarter of 2006, compared to a loss from continuing operations of $150,000 for the second quarter of 2005. The loss from continuing operations for the second quarter of 2006 included a pre-tax write-off of $316,000 of deferred financing expenses, which resulted from the refinancing of substantially all of the Company’s secured debt on May 31, 2006. The loss from continuing operations for the second quarter of 2005 included a pre-tax gain of $1,100,000 on the sale of a vacant manufacturing facility in Casa Grande, Arizona, which was part of the Company’s Metals Group. The loss from discontinued operations was $69,000 for the second quarter of 2006, compared to income from discontinued operations of $167,000 for the second quarter of 2005.
Net sales for the second quarter of 2006 were $24,439,000, compared to $25,294,000 for the second quarter of 2005, a decrease of 3%. Net sales of the Rubber Group decreased by 5% to $21,070,000 while net sales of the Metals Group increased by 10% to $3,369,000.
During the second quarter of 2006, income from operations was $1,572,000, compared to $2,122,000 for the second quarter of 2005. Excluding the $1,100,000 pre-tax gain on the sale of the Casa Grande, Arizona, facility, income from operations was $1,022,000 for the second quarter of 2005. Income from operations at the Rubber Group increased to $2,445,000 from $2,082,000. The Metals Group reported a loss from operations of $235,000, compared to income from operations of $630,000 for the second quarter of 2005, which included the $1,100,000 gain on sale. The loss from operations at the Corporate Office increased to $638,000 from $590,000.
Earnings before interest, taxes, depreciation, and amortization (EBITDA) from continuing operations for the second quarter of 2006, was $3,418,000, compared to EBITDA from continuing operations of $4,259,000 for the second quarter of 2005. Excluding the $1,100,000 pre-tax gain on the sale of the Casa Grande, Arizona, facility, EBITDA for the second quarter of 2005 was $3,159,000. EBITDA for the Rubber Group increased to $4,084,000 from $3,924,000, EBITDA for the Metals Group decreased to negative $32,000 from positive $923,000, which included the $1,100,000 gain on sale, and EBITDA for the Corporate Office decreased to negative $634,000 from negative $588,000. For more information about EBITDA, please see the section of the press release captioned “Notice Relating to Use of Non-GAAP Measure.”
The Company reported a net loss of $1,502,000, or 30 cents per diluted common share, for the first six months of 2006, compared to net loss of $683,000, or 14 cents per diluted common share, for the first six months of 2005.

Lexington Precision Corporation
August 14, 2006
The loss from continuing operations was $1,363,000 for the first six months of 2006, compared to a loss from continuing operations of $1,144,000 for the first six months of 2005. The loss from continuing operations for the first six months of 2006 included a pre-tax write-off of $316,000 of deferred financing expenses, which resulted from the refinancing of substantially all of the Company’s secured debt on May 31, 2006. The loss from continuing operations for the first six months of 2005 included a pre-tax gain of $1,100,000 on the sale of the vacant manufacturing facility in Casa Grande, Arizona. The loss from discontinued operations was $139,000 for the first six month of 2006, compared to income from discontinued operations of $461,000 for the first six months of 2005.
Net sales for the first six months of 2006 were $49,237,000, compared to $51,578,000 for the first six months of 2005. Net sales of the Rubber Group decreased by 5% to $42,779,000 while net sales of the Metals Group increased by 2% to $6,458,000.
During the first six months of 2006, income from operations was $3,535,000, compared to $3,459,000 for the first six months of 2005. Excluding the $1,100,000 pre-tax gain on the sale of the Casa Grande, Arizona, facility, income from operations was $2,359,000 for the first six months of 2005. Income from operations at the Rubber Group increased to $5,321,000 from $4,388,000. The Metals Group reported a loss from operations of $509,000 for the first six months of 2006, compared to income from operations of $326,000 for the first six months of 2005, which included the $1,100,000 gain on sale. The loss from operations at the Corporate Office increased to $1,277,000 for the first six months of 2006, from $1,255,000 for the first six months of 2005.
EBITDA from continuing operations for the first six months of 2006 was $7,246,000, compared to EBITDA of $7,731,000 for the first six months of 2005, a decrease of 6%. Excluding the $1,100,000 pre-tax gain on the sale of the Casa Grande, Arizona, facility, EBITDA for the first six months of 2005 was $6,631,000. EBITDA for the Rubber Group increased 7% to $8,592,000. EBITDA for the Metals Group decreased to negative $82,000 from positive $947,000, which included the $1,100,000 gain on sale. EBITDA for the Corporate Office decreased to negative $1,264,000 from negative $1,249,000.
Net cash provided by operating activities of continuing operations for the first six months of 2006 totaled $24,000, compared to $2,156,000 for the first six months of 2005.
Attached to this press release are tables setting forth our condensed consolidated statements of operations and selected consolidated and segment financial data, including information concerning our cash flows from operations and reconciliations of income from continuing operations to EBITDA from continuing operations.
Notice Relating to Use of Non-GAAP Measure
EBITDA is not a measure of performance under U.S. generally accepted accounting principles (GAAP) and should not be considered in isolation or used as a substitute for income from operations, net income, net cash provided by operating activities, or other operating or cash flow statement data prepared in accordance with GAAP. We have presented EBITDA because this measure is used by investors, as well as our own management, to evaluate the operating performance of our business, including its ability to incur and to service debt, and because it is used by our lenders in setting financial covenants. Nevertheless, EBITDA has distinct limitations as compared to a GAAP number such as net income. By excluding interest and tax payments, for example, an investor may not see that both represent a reduction in cash available to the Company. Likewise,

Lexington Precision Corporation
August 14, 2006
depreciation and amortization, while non-cash items, represent generally the devaluation of assets that produce revenue for the Company. Our definition of EBITDA may not be the same as the definition of EBITDA used by other companies.
Lexington Precision Corporation manufactures rubber and metal components that are used primarily by manufacturers of automobiles, automotive replacement parts, and medical devices.
Contact: Warren Delano, President (212) 319-4657

LEXINGTON PRECISION CORPORATION
Condensed Consolidated Statement of Operations
(in thousands, except per share amounts)
(unaudited)

	Quarter Ended		Six Months Ended
	June 30		June 30
	2006	2005	2006	2005

Net sales	$24,439	$25,294	$49,237	$51,578
Cost of sales	21,028	22,553	42,087	45,715

Gross profit	3,411	2,741	7,150	5,863
Selling and administrative expenses	1,839	1,719	3,615	3,504
Gain on sale of assets held for sale	–	1,100	–	1,100

Income from operations	1,572	2,122	3,535	3,459
Other income (expense):
Interest expense	(2,590)	(2,328)	(4,868)	(4,638)
Gain on repurchase of debt	–	77	–	77

Income (loss) before income taxes	(1,018)	(129)	(1,333)	(1,102)
Income tax provision	15	21	30	42

Income (loss) from continuing operations	(1,033)	(150)	(1,363)	(1,144)
Income (loss) from discontinued operations	(69)	167	(139)	461

Net income (loss)	$(1,102)	$17	$(1,502)	$(683)

Basic and diluted income (loss) per share of common stock:
Continuing operations	$(0.21)	$(0.03)	$(0.27)	$(0.23)
Discontinued operations	(0.01)	0.03	(0.03)	0.09

Net income (loss)	$(0.22)	$–	$(0.30)	$(0.14)

Reconciliation of (loss) from continuing operations to EBITDA from continuing operations:
Loss from continuing operations	$(1,033)	$(150)	$(1,363)	$(1,144)
Add:
Depreciation and amortization	1,846	2,137	3,711	4,272
Gain on repurchase of debt	–	(77)	–	(77)
Interest expense	2,590	2,328	4,868	4,638
Income tax provision	15	21	30	42

EBITDA from continuing operations	$3,418	$4,259	$7,246	$7,731

Net cash provided (used) by operating activities	$(89)	$2,313	$24	$2,156

LEXINGTON PRECISION CORPORATION
Select Consolidated and Segment Financial Data
Continuing Operations
(in thousands)
(unaudited)

	Quarter Ended		Six Months Ended
	June 30		June 30
	2006	2005	2006	2005

Net sales:
Rubber Group	$21,070	$22,218	$42,779	$45,222
Metals Group	3,369	3,076	6,458	6,356

Total net sales	$24,439	$25,294	$49,237	$51,578

Income (loss) from operations:
Rubber Group	$2,445	$2,082	$5,321	$4,388
Metals Group	(235)	630	(509)	326
Corporate Office	(638)	(590)	(1,277)	(1,255)

Total income from operations	1,572	2,122	3,535	3,459

Depreciation and amortization included in income from operations:
Rubber Group	1,639	1,842	3,271	3,645
Metals Group	203	293	427	621
Corporate Office	4	2	13	6

Total depreciation and amortization	1,846	2,137	3,711	4,272

Earnings (loss) before interest, taxes, depreciation, and amortization (EBITDA):
Rubber Group	4,084	3,924	8,592	8,033
Metals Group	(32)	923	(82)	947
Corporate Office	(634)	(588)	(1,264)	(1,249)

Total EBITDA	$3,418	$4,259	$7,246	$7,731

Capital expenditures:
Rubber Group	$711	$822	$1,006	$2,122
Metals Group	288	124	351	166
Corporate Office	–	–	–	3

Total capital expenditures	$999	$946	$1,357	$2,291

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